                                             EX-99.B(a)ficharter

                         ARTICLES OF INCORPORATION

                                    OF

             WADDELL & REED ADVISORS FIXED INCOME FUNDS, INC.

              (Amended and Restated as of August 21, 2002)

THIS IS TO CERTIFY:

     FIRST:  THE UNDERSIGNED, Kristen A. Richards, whose post office address is 6300 Lamar Avenue, Shawnee Mission, Kansas 66202, being of full legal age, does under and by virtue of the General Laws of the State of
Maryland authorizing the formation of corporations, act as incorporator with the intention of amending and restating Articles of Incorporation.

     SECOND:  The name of the corporation is WADDELL & REED ADVISORS FIXED
INCOME FUNDS, Inc. (hereinafter called the "Corporation").

     THIRD:  The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it, are as follows:

          (A)  To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term
    "issuer" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

         (B)  To issue and sell shares of its own capital stock of any class or series in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its
    Board of Directors may determine.

         (C)  To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its stock of any class or series, in any manner and to the extent now or hereafter permitted by the laws of said State and by these Articles of Incorporation.

         (D)  To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

         (E)  To carry out all or any of the foregoing objects and
    purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any securities of any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuers and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

         (F)  To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

     The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed;
provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     FOURTH:  The address of the principal office of the Corporation in the
State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202.
The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300
East Lombard Street, Baltimore, Maryland 21202. The resident agent is incorporated in the State of Maryland.

     FIFTH:  Section 5.1. Capital Stock.

         (A)  The total number of shares of stock of all classes (which term as used herein shall include a class designated as a "Series" as set forth below) which the Corporation has authority to issue is three billion (3,000,000,000) with a par value of $0.01 (one cent) per share, amounting in the aggregate to a par value of $30,000,000, subject to the authority of the Board of Directors, in accordance with the General Laws of the State of Maryland, to increase the number of authorized shares of the capital stock of the Corporation.

         (B)  The capital stock of the Corporation is designated and classified as follows:

         Government Securities Fund Class A      750,000,000 shares
         Government Securities Fund Class B      100,000,000 shares
         Government Securities Fund Class C      100,000,000 shares
         Government Securities Fund Class Y      550,000,000 shares

         Limited-Term Bond Fund Class A          750,000,000 shares
         Limited-Term Bond Fund Class B          100,000,000 shares
         Limited-Term Bond Fund Class C          100,000,000 shares
         Limited-Term Bond Fund Class Y          550,000,000 shares

    All authorized shares that have been designated and classified but have not been issued may be redesignated and reclassified by the
    Board of Directors.

     Section 5.2. Establishment of Series or Class. The Board of Directors
of the Corporation may classify unissued shares into one or more additional classes which shall, together with the issued shares of the stock of the
Corporation, have such designations as the Board shall determine (provided that such designation shall include the word "Class"), and which shall be treated for all purposes other than as to dividends as if all shares were shares of one class. The Board of Directors of the Corporation may in the alternative classify unissued shares into one or more additional classes, which shall, together with the issued shares of stock of the Corporation, have such designations as the Board may determine (provided that such designation shall include the word "Series."

         (A)  The capital stock of Class A shares shall be subject to fees, including a front-end sales load and a Rule 12b-1 fee, as determined by the Board of Directors from time to time.

         (B)  The capital stock of Class Y shares shall not be subject to either a front-end or contingent deferred sales charge or Rule 12b-1 fees and is subject to a shareholder servicing fee which differs from that of the Class A shares.

         (C)  The capital stock of the Corporation is divided into such other classes, having such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends,
    qualifications and terms and conditions of redemption as shares of capital stock as are determined by the Corporation's Board of
    Directors and described in the Corporation's registration statement under the Securities Act of 1933 ("1933 Act") or any amendment thereto or any supplement to a prospectus or statement of additional information contained therein.

         (D)  No holder of capital stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of
    Incorporation, or out of any shares of the stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

         (E)  All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of
    Incorporation.

    Section 5.3. Dividends. Dividends or distributions on shares of any such class of stock, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board of Directors of the Corporation.

     Section 5.4. Assets and Liabilities of Series or Class.

         (A)  All consideration received by the Corporation for the issue or sale of shares of stock of each such class, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all such purposes, subject only to the rights of creditors, and shall be so handled upon the books of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such class.

         (B)  The assets belonging to any such class of stock shall be charged with the liabilities in respect to such class and shall also be charged with its share of the general liabilities of the
    Corporation, in proportion to the asset value of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes. The liabilities so allocated to a class are herein referred to as "liabilities belonging to" such class.

         (C)  In the event of the liquidation or dissolution of the
    Corporation, shareholders of each such class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the shareholders of any such class shall be distributed among such shareholders in proportion to the number of shares of such class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class of stock and available for distribution, such distribution shall be made to the holders of stock of all classes in proportion to the asset value of the respective classes.

     Section 5.5. Voting.

         (A)  At all meetings of stockholders, each stockholder of each share of stock of each such class of the Corporation shall be entitled to one vote for each share of stock irrespective of the class standing in his name on the books of the Corporation, except that where a vote of the holders of the shares of stock of any class, or of more than one class, voting by class, is required by the Investment Company Act of 1940 and/or Maryland law as to any proposal, only the holders of such class or classes, voting by class, shall be entitled to vote upon such proposal and the holders of any other class or classes shall not be entitled to vote thereon. Any fractional share, if any fractional shares are outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends.

         (B)  Notwithstanding any provision of Maryland law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority or other designated proportion of the shares, or of any class or series of shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares (or a majority of the total number of shares of such class or series) outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.

    Section 5.6. Net Asset Value per Share. The computation of net asset value of each share of capital stock, as in these Articles of Incorporation referred to, shall be determined as provided in the 1940 Act, and, except as so provided shall be computed in accordance with the following rules:

         (A)  The net asset value of each share of stock of the
    Corporation tendered to the Corporation for redemption shall be determined as of the close of business on the New York Stock Exchange next succeeding the tender of such share;

         (B)  The net asset value of each share of stock of the
    Corporation for the purpose of the issue of such share shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such share;

         (C)  The net asset value of each share of stock of the
    Corporation, as of the close of business on the New York Stock
    Exchange on any day, shall be the quotient obtained by dividing the value, as at such close, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less the liabilities of the
    Corporation exclusive of the par value of its shares and surplus) by the total number of shares of stock of the Corporation outstanding at such close. The assets and liabilities of the Corporation shall be determined in accordance with generally accepted accounting principles; provided, however, that in determining the liabilities, there shall be included such reserves for taxes or contingent liabilities as may be authorized or approved by the Board of
    Directors, and provided further that in determining the value of the assets of the Corporation for the purpose of obtaining the net asset value, each security listed on the New York Stock Exchange shall be valued on the basis of the closing sale thereof on the New York Stock
    Exchange on the business day as of which such value is being determined; if there be no sale on such day, then the security shall be valued on the basis of the mean between closing bid and asked prices on such day; if no bid and asked prices are quoted for such day, then the security shall be valued by such method as the Board of
    Directors shall deem in good faith to reflect its fair market value;
    securities not listed on the New York Stock Exchange shall be valued in like manner on the basis of quotations on any other stock exchange which the Board of Directors may from time to time approve for that purpose; readily marketable securities traded in the over-the-counter market shall be valued at the mean between their bid and asked prices, or, if the Board of Directors shall so determine, at their bid prices;
    and all other securities and other assets of the Corporation and all securities as to which the Corporation might be considered an
    "underwriter" (as that term is used in the Securities Act of 1933), whether or not such securities are listed or traded in the over-the-
     counter market, shall be valued by such method as they shall deem in good faith to reflect their fair market value. In connection with the accrual of any fee or refund payable to or by an investment adviser of the Corporation, the amount of which accrual is not definitely determinable as of any time at which the net asset value of each share of the capital stock of the Corporation is being determined due to the contingent nature of such fee or refund, the Board of Directors is authorized to establish from time to time formulae for such accrual, on the basis of the contingencies in questions to the date of such determination, or on such other basis as the Board of Directors may establish.

    For the purposes hereof:

              (1)  Shares of stock to be issued shall be deemed to be
         outstanding as of the time of the determination of the net asset value per share applicable to such issuance and the net price thereof shall be deemed to be an asset of the Corporation.

              (2)  Shares of stock to be redeemed by the Corporation shall be deemed to be outstanding until the time of the determination of the net asset value applicable to such redemption and
         thereupon and until paid the redemption price thereof shall be deemed to be a liability of the Corporation.

         (D)  The net asset value of each share of capital stock of the
    Corporation, as of any time other than the close of business on the
    New York Stock Exchange on any day, may be determined by applying to the net asset value as of the close of business on that Exchange on the preceding business day, computed as provided in paragraph (C) of this Section, such adjustments as are authorized by or pursuant to the direction of the Board of Directors and designed reasonably to reflect any material changes in the market value of securities and other assets of the Corporation and any other material changes in the assets or liabilities of the Corporation and in the number of its outstanding shares which shall have taken place since the close of business on such preceding business day.

         (E)  In addition to the foregoing, the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of stock of the Corporation in accordance with the 1940 Act and to authorize the voluntary purchase by the Corporation, either directly or through an agent, of shares of capital stock of the Corporation upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable in accordance with the 1940 Act.
    Without limiting the generality of the foregoing, the Board of
    Directors may authorize the payment of dividends on each day, the amounts of which are designed to reflect all income and expenses and all realized and unrealized capital gains and losses, to the end that the net asset value per share remains fixed, unless and until the
    Board of Directors elects to change such dividend policy.

     Section 5.7.   Redemption by Shareholders.

         (A)  Each holder of the capital stock (which term as used in the remainder of these Articles of Incorporation shall be deemed to refer to stock of any class or series) of the Corporation, upon proper written request (including signature guarantees, if required by the
    Board of Directors) to the Corporation, or other proper non-written request if so determined by the Board of Directors, accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or certificates in proper form for transfer, or any such other form as the Board of
    Directors may provide, shall be entitled to require the Corporation to redeem all or any part of the capital stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment therefore shall be determined as provided in this Article.

         (B)  Notwithstanding the foregoing, the right of the holders of the capital stock of the Corporation to require the Corporation to redeem such capital stock shall be suspended when such suspension is required under the 1940 Act (which term the "1940 Act" shall for the purposes of these Articles of Incorporation mean the Investment
    Company Act of 1940 as from time to time amended and any rule, regulation or order thereunder) and may be suspended when such suspension is permitted under the 1940 Act.

         (C)  All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable, in the sense used in the Maryland General Corporation Law, at the redemption price for any such shares, determined in the manner set out in these Articles of Incorporation. The number of the authorized shares of the stock of any class of the Corporation shall not be reduced by the number of any shares of such class redeemed or purchased by it; shares redeemed or purchased shall be retired automatically and shall have the status of authorized but unissued stock.

         (D)  Payment of the net asset value of shares of capital stock of the Corporation properly surrendered to it for redemption shall be made by the Corporation within seven days after tender of such stock to the Corporation for such purpose plus any period of time during which the right of the holders of the shares of capital stock of the
    Corporation to require the Corporation to redeem such capital stock has been suspended. Any such payment may be made in portfolio securities of the Corporation and/or in cash, as the Board of
    Directors shall deem advisable, and no shareholder shall have a right, other than as determined by the Board of Directors, to have his shares redeemed in kind.

    Section 5.8. Redemption by the Corporation. The Board of Directors is
empowered to cause the redemption of the shares held in any account if the aggregate net asset value of such shares (taken at cost or value, as determined by the Board) has been reduced by an investor to $500 or less upon such notice to the shareholders in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Directors in accordance with the
1940 Act.

     SIXTH:  The initial Articles of Incorporation, dated March 18, 1982, reflected the following:  The number of Directors of the Corporation shall be nine and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualified are as follows:

              Wallace F. Bennett            Benjamin C. Korschot
              Dodds I. Buchanan             John A. Kroh
              Jay B. Dillingham             Doyle Patterson
              Julius Jensen, III            Frederick Vogel III
              Glendon E. Johnson

    However, the By-Laws of the Corporation may fix the number of
Directors at a number greater or less than that named in these Articles of
Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or by the By-
Laws within a limit specified in the By-Laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-Laws of the Corporation, the Directors of the
Corporation need not be stockholders therein.

    As of August 21, 2002, the date the Corporation's Articles of
Incorporation were amended and restated, the following individuals served as Directors of the Corporation:

              Keith A. Tucker               Henry J. Herrmann
              James M. Concannon            John A. Dillingham
              David P. Gardner              Linda K. Graves
              Joseph Harroz, Jr.            John F. Hayes
              Robert L. Hechler             Glendon E. Johnson
              Frank J. Ross, Jr.            Eleanor B. Schwartz
              Frederick Vogel III

    SEVENTH:  The following provisions are hereby adopted for the purpose of defining and regulating the powers of the Corporation and of the
Directors and stockholders.

         (A)  The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.

         (B)  The holders of shares of the Corporation shall have only such rights to inspect the records, documents, accounts and books of the Corporation as are provided by Maryland law, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at which times and places, and under what conditions and regulations such rights shall be exercised.

         (C)  Any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time with or without cause, in such lawful manner as may be provided in the By-Laws of the Corporation. A
    Director may be removed only as permitted by Maryland law.

         (D)  If the By-Laws so provide, the Board of Directors of the
    Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

         (E)  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of
    Incorporation and of the By-Laws of the Corporation.

         (F)  Shares of stock in other corporations shall be voted by the
    President or a Vice-President, or such officer or officers of the
    Corporation or such other person or persons as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.

         (G)  (1)  Subject to the provisions of the 1940 Act, any
         director, officer or employee individually, or any partnership of which any director, officer or employee may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or
         otherwise interested in, any contract or transaction of the
         Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or
         association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of
         Directors, or a majority thereof; and any director of the
         Corporation who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other
         corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the
         Corporation which shall authorize any such contract or
         transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.

              (2)  Specifically, but without limitation of the foregoing, the Corporation may enter into a management or investment
         advisory contract or underwriting contract and other contracts with, and may otherwise do business with any manager or
         investment adviser for the Corporation and/or principal
         underwriter of the Corporation or any subsidiary or affiliate of any such manager or investment adviser and/or principal
         underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Corporation notwithstanding that the
         Board of Directors of the Corporation may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Corporation may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the
         Corporation and any such firm or corporation may deal freely with each other, and no such contract or transaction between the
         Corporation and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other persons for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

              (3)  (a)  As used in this subparagraph (3) of this paragraph
         (G) of this Article SEVENTH, the following terms shall have the meanings set forth below:

                        (i)  the term "indemnitee" shall mean any present
                   or former director, officer or employee of the
                   Corporation (which term as used in this paragraph (G)
                   shall include a "Corporation" as defined in Section 2-
                    418(A)(2) of the Maryland General Corporation Law) and
                   any person who while a director, officer or employee of
                   the corporation is or was serving at the request of the
                   Corporation as a director, officer, partner, trustee or
                   employee or agent of another Corporation, partnership,
                   joint venture, trust, other enterprise or employee
                   benefit plan, any present or former investment adviser
                   of the Corporation and the heirs, executors,
                   administrators and successors of any of the foregoing;
                   however, whenever conduct by an indemnitee is referred
                   to, the conduct shall be that of the original
                   indemnitee rather than that of the heir, executor,
                   administrator or successor;

                        (ii)  the term "covered proceeding" shall mean any
                   threatened, pending or completed action, suit or
                   proceeding, whether civil, criminal, administrative or
                   investigative, to which an indemnitee is or was a party
                   or is threatened to be made a party by reason of the
                   fact or facts under which he or it is an indemnitee as
                   defined above;

                        (iii)  the term "disabling conduct" shall mean
                   willful misfeasance, bad faith, gross negligence or
                   reckless disregard of the duties involved in the
                   conduct of the office in question and, in the case of a
                   director or former director of the Corporation, failure
                   to meet the standard of conduct set forth in Section 2-
                    418(B)(1) of the Maryland General Corporation Law;

                        (iv)  the term "covered expenses" shall mean
                   judgments, penalties, fines, settlements and reasonable
                   expenses (including attorneys' fees) actually incurred
                   by an indemnitee in connection with a covered
                   proceeding; and

                        (v)  the term "adjudication of liability" shall
                   mean, as to any covered proceeding and as to any
                   indemnitee, an adverse determination as to the
                   indemnitee whether by judgment, order, settlement,
                   conviction or upon a plea of nolo contendere or its
                   equivalent.

                   (b)  The Corporation shall not indemnify any indemnitee
              for any covered expenses in any covered proceeding if there has been an adjudication of liability against such
              indemnitee expressly based on a finding of disabling
              conduct.

                    (c)  Except as set forth in (b) above or as provided in
              Section 2-418(B) or 2-418(C) of the Maryland General
              Corporation Law, the Corporation shall indemnify any
              indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee if a determination has been made that
              indemnification is permissible since the indemnitee was not liable by reason of disabling conduct by (i) a final
              decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such
              decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of directors who are neither interested persons, as defined in the 1940 Act nor parties to the covered proceeding or (b)
              any independent legal counsel in a written opinion, such
              legal counsel to be selected in the manner set forth in
              Section 2-418(E) of the Maryland General Corporation Law; in
              voting on such matter, or in giving such opinion, such
              directors or counsel may consider that the dismissal of a
              covered proceeding against an indemnitee for insufficiency of evidence of any disabling conduct with which the
              indemnitee has been charged would provide reasonable
              assurance that the indemnitee was not liable by reason of
              disabling conduct. In the event such determination is made by legal counsel, authorization of indemnification and
              determination as to reasonableness of expenses shall be made as provided in Section 2-418(E) of the Maryland General
              Corporation Law.

                    (d)  Covered expenses incurred by an indemnitee in
              connection with a covered proceeding shall be advanced by
              the Corporation to an indemnitee prior to the final
              disposition of a covered proceeding upon the request of the indemnitee for such advance, the written affirmation
              required by Section 2-418(F)(1)(I) of the Maryland General
              Corporation Law and the written undertaking by or on behalf of the indemnitee to repay the advance unless it is
              ultimately determined that the indemnitee is entitled to
              indemnification hereunder, but only if one or more of the
              following is the case: (i) the indemnitee shall provide
              security for such undertaking; (ii) the Corporation shall be insured against losses arising out of any lawful advances;
              or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that the indemnitee ultimately will be found entitled to
              indemnification and that such facts would not preclude
              indemnification under Section 2-418 of the Maryland General
              Corporation Law by either independent legal counsel
              (selected as set forth in (c) above) in a written opinion or by the vote of a majority of a quorum of directors who are neither interested persons as defined in the 1940 Act nor
              parties to the covered proceeding. In the event such
              determination is made by legal counsel, authorization of the advance and determination of reasonableness of expenses
              shall be made as provided in Section 2-418(E) of the
              Maryland General Corporation Law.

                   (e)  Nothing herein shall be deemed to affect the right
              of the Corporation and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the
              extent permitted by the 1940 Act or to affect any other
              indemnification rights to which any indemnitee may be
              entitled to the extent permitted by the 1940 Act.

         (H)  In the event that any person advances the organizational expenses of the Corporation, such advances shall become an obligation of the Corporation subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to be amortized over a period or periods to be fixed by the Board.

         (I)  Whenever any action is taken under these Articles of
    Incorporation under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Securities and Exchange Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

         (J)  Any action which may be taken by the Board of Directors of the Corporation under these Articles of Incorporation may be taken by the description thereof in the then effective prospectus relating to the Corporation's shares under the Securities Act of 1933 rather than by formal resolution of the Board.

         (K)  Whenever under these Articles of Incorporation, the Board of
    Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the
    Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

     EIGHTH:  From time to time any of the provisions of these Articles of
Incorporation may be amended, altered or repealed upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in articles of incorporation, may be added or inserted upon such a vote and all rights at any time conferred upon the stockholders of the
Corporation by these Articles of Incorporation are granted subject to the provisions of this Article EIGHTH.

     The term "these Articles of Incorporation" as used herein and in the
By-Laws of the Corporation shall be deemed to mean these Articles of
Incorporation as from time to time amended and restated.

     IN WITNESS WHEREOF, the undersigned incorporator of WADDELL & REED
ADVISORS FIXED INCOME FUNDS, Inc., who executed the foregoing Articles of
Incorporation hereby acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, information and belief the matters and facts set forth therein are true in all material respects under the penalties of perjury.

Dated the 21st day of August, 2002.

                                  --------------------------
                                  Kristen A. Richards

STATE OF KANSAS   )
                  ) ss.
COUNTY OF JOHNSON )

     This is to certify that on this 21st day of August, 2002, before me, the subscriber, a Notary Public of the State of Kansas, personally appeared
Kristen A. Richards, and she acknowledged the foregoing Articles of
Incorporation to be her act.

     Witness My hand and Notarial Seal the day and year last above written.

                                  -------------------------
                                  Frances E. Robinette
                                  Notary Public

                                  My Commission expires May 15, 2004
(seal)